Exhibit 99.1

Name and Address of Reporting Person:	Thomas M. Hagerty
c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02110

Issuer Name and Ticker or Trading Symbol:	Black Knight, Inc. [BKI]

Date of Earliest Transaction Required to be
Reported (Month/Day/Year):	February 15, 2019

Footnotes to Form 4

(1) Beneficially owned by Thomas M. Hagerty.

(2) Each of the Reporting Persons disclaims beneficial ownership of the securities listed in this report, and this report shall not be deemed an admission that the Reporting Person is the beneficial owner of such securities for the purpose of Section 16 or for any other purpose, except to the extent of such Reporting Person’s pecuniary interest therein.

(3) Represents shares of restricted stock granted by the Issuer to Mr. Hagerty on February 15, 2019, which shall vest in three equal installments beginning on February 15, 2020, subject to the achievement of performance criteria specified in the reporting person’s award agreement.

(4) Beneficially owned by Gnaneshwar B. Rao.

(5) Represents shares of restricted stock granted by the Issuer to Mr. Rao on February 15, 2019, which shall vest in three equal installments beginning on February 15, 2020, subject to the achievement of performance criteria specified in the reporting person’s award agreement.

(6) Represents securities held by Mr. Hagerty for the benefit of Thomas H. Lee Equity Fund VI, L.P. ("THL Equity VI"), Thomas H. Lee Parallel Fund VI, L.P. ("Parallel Fund VI"), and Thomas H. Lee Parallel (DT) Fund VI, L.P. ("DT Fund VI", together with THL Equity VI and Parallel Fund VI, "THL Funds") pursuant to the operative agreements of the THL Funds, in which Mr. Hagerty may have an indirect pecuniary interest.

(7) Represents securities held by Mr. Rao for the benefit of the THL Funds pursuant to the operative agreements of the THL Funds, in which Mr. Rao may have an indirect pecuniary interest.

Exhibit 99.2

Joint Filer Information

Name of Joint Filer:	Thomas M. Hagerty

Address of Joint Filer:	c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02110

Relationship of Joint Filer to Issuer:	Director

Issuer Name and Ticker or Trading Symbol:	Black Knight, Inc. [BKI]

Date of Earliest Transaction Required to be
Reported (Month/Day/Year):	February 15, 2019

Designated Filer:	Thomas M. Hagerty

Signature:

/s/ Thomas M. Hagerty
Thomas M. Hagerty

Dated: February 20, 2019

Exhibit 99.2

Joint Filer Information

Name of Joint Filer:	Gnaneshwar B. Rao

Address of Joint Filer:	c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02110

Relationship of Joint Filer to Issuer:	Director

Issuer Name and Ticker or Trading Symbol:	Black Knight, Inc. [BKI]

Date of Earliest Transaction Required to be
Reported (Month/Day/Year):	February 15, 2019

Designated Filer:	Thomas M. Hagerty

Signature:

/s/ Gnaneshwar B. Rao
Gnaneshwar B. Rao

Dated: February 20, 2019